Exhibit 99.1

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

News Release

MEDIA AND INVESTOR CONTACT:	INVESTOR CONTACT:
Rachel Ellingson	J.C. Weigelt
rellingson02@sjm.com	jweigelt@sjm.com
Tel 651 756 2295	Tel 651 756 4347

St. Jude Medical Reports Second Quarter 2013 Results

ST. PAUL, Minn. – July 17, 2013 – St. Jude Medical, Inc. (NYSE: STJ) today reported sales and net earnings for the second quarter ended June 29, 2013.

Second Quarter Sales

The Company reported net sales of $1.403 billion in the second quarter of 2013, slightly less than net sales of $1.410 billion in the second quarter of 2012. Unfavorable foreign currency translation comparisons decreased second quarter sales by approximately $31 million. On a currency neutral basis, net sales increased by approximately 2 percent from the second quarter of 2012.

Commenting on the Company’s financial results, St. Jude Medical Chairman, President and Chief Executive Officer Daniel J. Starks said, “During the second quarter, St. Jude Medical made good progress towards accelerating our sales growth on a sustainable basis. Our operating discipline, healthy balance sheet and strong cash flow will continue to allow us to fund disciplined acquisitions and return value to shareholders. We remain confident in our ability to deliver double-digit constant currency growth in 2013 adjusted earnings per share.”

Cardiac Rhythm Management (CRM)

Total CRM sales, which include implantable cardioverter defibrillator (ICD) and pacemaker products, were $718 million for the second quarter of 2013, a 4 percent decrease compared to the second quarter of 2012. After adjusting for the impact of foreign currency, total CRM sales decreased 2 percent.

Of that total, ICD product sales were $454 million in the second quarter, a 1 percent decrease compared to the second quarter of 2012. ICD revenue was flat after adjusting for the impact of foreign currency.

Second quarter pacemaker sales were $264 million, an 8 percent decrease compared to the second quarter of 2012. On a currency neutral basis, pacemaker revenue declined 6 percent.

Atrial Fibrillation (AF)

AF product sales for the second quarter totaled $237 million, a 9 percent increase over the second quarter of 2012. On a constant currency basis, AF product sales increased 12 percent in the second quarter of 2013.

Cardiovascular

Total cardiovascular sales, which primarily include vascular and structural heart products, were $340 million for the second quarter of 2013, flat compared to the second quarter of 2012. On a constant currency basis, cardiovascular sales increased 3 percent compared to the second quarter of 2012.

Total structural heart product sales for the second quarter of 2013 were $162 million, up approximately 1 percent compared with the second quarter of 2012. On a constant currency basis, structural heart sales increased approximately 4 percent.

Sales of vascular products in the second quarter of 2013 were $178 million, a 1 percent decrease from the second quarter of 2012. On a constant currency basis, vascular product sales were up approximately 3 percent.

Neuromodulation

St. Jude Medical sales of neuromodulation products were $108 million in the second quarter of 2013, up approximately 2 percent from the prior year.

Second Quarter Earnings Results

In the second quarter, the Company recognized after-tax charges of $160 million, or $0.56 per share, primarily relating to debt retirement costs associated with the redemption of long-term notes prior to their scheduled maturities and continued actions associated with our previously announced restructuring activities. Including these items, reported net earnings for the second quarter of 2013 were $0.40 per share. This compares to reported net earnings for the second quarter of 2012 of $0.78 per share.

Adjusted net earnings for the second quarter of 2013 were $275 million, or $0.96 per share. This compares to adjusted net earnings for the second quarter of 2012 of $0.88 per share. A reconciliation of the Company's non-GAAP adjusted net earnings per share to the Company's GAAP net earnings per share is provided in the schedules at the end of the press release.

Third Quarter and Full-Year 2013 Sales and Earnings Guidance

During a conference call today, St. Jude Medical will provide its range for revenue expectations for the third quarter and full-year 2013 by product category.

The Company expects its consolidated net earnings for the third quarter of 2013 to be in the range of $0.88 to $0.90 per share and for full-year 2013 consolidated net earnings to now be in the range of $3.70 to $3.73, increasing the lower end of the range by $0.02. A further reconciliation of the Company’s quarterly and annual guidance is provided in the schedule below.

Non-GAAP Financial Measures

The Company provides adjusted net earnings and adjusted net earnings per share because St. Jude Medical management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain adjustments (such as acquisition-related costs, in-process research and development charges, impairment charges, restructuring charges, litigation charges or litigation reserve adjustments and income tax adjustments). These adjustments result from facts and circumstances (such as acquisitions, business development activities, restructuring activities, asset impairment events or developments, settlements and other developments relating to litigation and resolution of audits by tax authorities) that vary in frequency and impact on the Company’s results of operations. St. Jude Medical management uses adjusted net earnings and adjusted net earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consolidated basis.

The Company provides constant currency sales growth because St. Jude Medical management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on net sales. St. Jude Medical management uses constant currency sales growth to forecast and evaluate the operational performance of the Company as well as to compare sales of current periods to prior periods.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference Call/Webcast

St. Jude Medical’s second quarter 2013 earnings call can be heard live via webcast today beginning at 7 a.m. CDT (also archived for 90 days) on the Investor Relations section of our website sjm.com.

About St. Jude Medical

St. Jude Medical develops medical technology and services that focus on putting more control into the hands of those who treat cardiac, neurological and chronic pain patients worldwide. The company is dedicated to advancing the practice of medicine by reducing risk wherever possible and contributing to successful outcomes for every patient. St. Jude Medical is headquartered in St. Paul, Minn. and has four major focus areas that include: cardiac rhythm management, atrial fibrillation, cardiovascular and neuromodulation. For more information, please visit sjm.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expectations, plans and prospects for the Company, including potential clinical successes, anticipated regulatory approvals and future product launches, and projected revenues, margins, earnings and market shares. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s filings with the SEC, including those described in the Risk Factors and Cautionary Statements sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2013. The Company does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

Summary of Second Quarter 2013 Sales and Reconciliation to Constant Currency Sales Growth

(in millions)

(unaudited)	2Q13 Sales	2Q12 Sales	Reported % Change vs. 2Q12	Constant Currency % Change vs. 2Q12	Reported $ Change vs. 2Q12	Constant Currency $ Change vs. 2Q12

Total Sales	$1,403	$1,410	0%	2%	-$7	$24
Total International Sales	$734	$746
Total U.S. Sales	$669	$664
Worldwide Cardiac Rhythm Management	$718	$746	-4%	-2%	-$28	-$16
International Cardiac Rhythm Management	$338	$362
U.S. Cardiac Rhythm Management	$380	$384
Worldwide ICD	$454	$459	-1%	0%	-$5	$2
International ICD	$184	$192
U.S. ICD	$270	$267
Worldwide Pacemakers	$264	$287	-8%	-6%	-$23	-$18
International Pacemakers	$154	$170
U.S. Pacemakers	$110	$117
Worldwide Atrial Fibrillation	$237	$218	9%	12%	$19	$27
International Atrial Fibrillation	$145	$132
U.S. Atrial Fibrillation	$92	$86
Worldwide Cardiovascular	$340	$340	0%	3%	$0	$11
International Cardiovascular	$223	$226
U.S. Cardiovascular	$117	$114
Worldwide Neuromodulation	$108	$106	2%	2%	$2	$2
International Neuromodulation	$28	$26
U.S. Neuromodulation	$80	$80

St. Jude Medical, Inc.

Condensed Consolidated Balance Sheets

(in millions)

(Unaudited)

	June 29, 2013	December 29, 2012
Cash and cash equivalents	$1,220	$1,194
Accounts receivable, net	1,377	1,349
Inventories	643	610
Other current assets	461	398
Property, plant & equipment, net	1,432	1,425
Goodwill	3,139	2,961
Other intangible assets, net	877	804
Other assets	511	530
Total assets	$9,660	$9,271

Current debt obligations	$518	$530
Other current liabilities	1,050	1,245
Long-term debt	3,095	2,550
Deferred income taxes, net	349	323
Long-term other liabilities	571	529
Total equity	4,077	4,094
Total liabilities & equity	$9,660	$9,271

St. Jude Medical, Inc.

Condensed Consolidated Statements of Earnings

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended				Six Months Ended

	June 29, 2013		June 30, 2012		June 29, 2013		June 30, 2012
Net sales	$1,403		$1,410		$2,741		$2,805
Cost of sales:
Cost of sales before special charges	381		367		740		725
Special charges	1		16		19		39
Total cost of sales	382		383		759		764
Gross profit	1,021		1,027		1,982		2,041

Selling, general & administrative expense	489		494		957		984
Research & development expense	173		173		333		348
Special charges	77		22		102		69
Operating profit	282		338		590		640
Other expense, net	183		25		231		48
Earnings before income taxes	99		313		359		592
Income tax expense	(8)		69		30		136
Net earnings	107		244		329		456
Net loss attributable to noncontrolling interest	(8)		0		(9)		0
Net earnings attributable to St. Jude Medical, Inc.	115		244		338		$456

Adjusted net earnings attributable to St. Jude Medical, Inc. (Non-GAAP)	$275	(1)	$276	(2)	$538	(3)	$548	(4)

Diluted net earnings per share attributable to St. Jude Medical, Inc.	$0.40		$0.78		$1.18		$1.44
Adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP)	$0.96	(1)	$0.88	(2)	$1.87	(3)	$1.73	(4)

Cash dividends declared per share	$0.25		$0.23		$0.50		$0.46

Weighted average shares outstanding- diluted	286.7		315.2		287.1		316.4

(1)	Second quarter 2013 adjusted net earnings attributable to St. Jude Medical, Inc. and adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. exclude the following after-tax items totaling $160 or $0.56 per share:
	-	$34 charges, or $0.12 per share, primarily related to previously announced business realignment and restructuring related actions as we continue to integrate our product divisions and centralize certain support functions. The associated pre-tax amount of $43 was recorded as a Special Charge to Cost of sales ($1) and Special charges ($42).
	-	$14 charges, or $0.05 per share, related to a license dispute settlement charge. The associated pre-tax amount of $22 was recorded to Special charges.
	-	$8 charges, or $0.03 per share, related to intangible asset impairment charges. The associated pre-tax amount of $13 was recorded to Special charges.
	-	$3 charges, or $0.01 per share, related to transaction costs, acquired inventory step-up amortization expense and other acquisition-related costs. The associated pre-tax amount of $4 was recorded to Cost of sales ($1) and Selling, general & administrative expense ($3).
	-	$101 charges, or $0.35 per share related to debt retirement costs primarily associated with the make-whole provisions of long-term notes retired in the second quarter of 2013 prior to their scheduled maturities. The associated pre-tax amount of $161 was recorded to Other expense, net.

(2)	Second quarter 2012 adjusted net earnings attributable to St. Jude Medical, Inc. and adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. exclude after-tax charges totaling $27 or $0.08 per share, primarily related to ongoing restructuring activities to realign certain activities in our CRM business as well as costs primarily associated with continuing efforts to improve our sales and sales support organizations. The associated pre-tax amount of $38 was recorded as a Special Charge to Cost of sales ($16) and Special charges ($22).
Second quarter 2012 adjusted net earnings attributable to St. Jude Medical, Inc. and adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. include $5 of income tax benefit, or $0.02 per share, for the second quarter 2012 benefit relating to the federal research and development tax credit that was extended in 2013 retroactive to the beginning of the 2012 fiscal year.

(3)	First six months 2013 adjusted net earnings attributable to St. Jude Medical, Inc. and adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. exclude the following after-tax items totaling $200 or $0.69 per share:
	-	$66 charges, or $0.22 per share, primarily related to previously announced business realignment and restructuring related actions as we continue to integrate our product divisions and centralize certain support functions. The associated pre-tax amount of $86 was recorded as a Special Charge to Cost of sales ($19) and Special charges ($67).
	-	$14 charges, or $0.05 per share, related to a license dispute settlement charge. The associated pre-tax amount of $22 was recorded to Special charges.
	-	$8 charges, or $0.03 per share, related to intangible asset impairment charges. The associated pre-tax amount of $13 was recorded to Special charges.
	-	$32 charges, or $0.11 per share, related to transaction costs, acquired inventory step-up amortization expense and other acquisition-related costs, including a loss on a previously held cost investment. The associated pre-tax amount of $33 was recorded to Cost of sales ($1), Selling, general & administrative expense ($3) and Other expense, net ($29).
	-	$101 charges, or $0.35 per share related to debt retirement costs primarily associated with the make-whole provisions of long-term notes retired in the second quarter of 2013 prior to their scheduled maturities. The associated pre-tax amount of $161 was recorded to Other expense, net.
	-	$21 income tax benefit, or $0.07 per share, for the benefit relating to 2012 from the federal research and development tax credit extended in the first quarter of 2013, retroactive to the beginning of the 2012 tax year.

(4)	First six months 2012 adjusted net earnings attributable to St. Jude Medical, Inc. and adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. exclude the following after-tax items totaling $81 or $0.26 per share:
	-	$56 charges or $0.18 per share, primarily related to ongoing restructuring activities to realign certain activities in our CRM business as well as costs primarily associated with continuing efforts to improve our sales and sales support organizations. The associated pre-tax amount of $80 was recorded as a Special Charge to Cost of sales ($39) and Special charges ($41).
	-	$25 charges, or $0.08 per share, related to a license dispute settlement charge. The associated pre-tax amount of $28 was recorded to Special charges.
First six months 2012 adjusted net earnings attributable to St. Jude Medical, Inc. and adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. include $11 of income tax benefit, or $0.03 per share, for the first six months 2012 benefit relating to the federal research and development tax credit that was extended in 2013 retroactive to the beginning of the 2012 fiscal year.

2013 Earnings Guidance Reconciliation

	Third Quarter 2013		Full Year 2013

Estimated 2013 diluted net earnings per share attributable to St. Jude Medical,Inc.	$ 0.83 - $ 0.85		$ 2.92 - $ 2.95
Restructuring actions	0.04	(5)	0.31	(5)
Acquistion related charges	0.01	(6)	0.11	(6)
License dispute settlement charge	—		0.05	(7)
Intangible asset impairment charges	—		0.03	(8)
Long-term debt redemption	—		0.35	(9)
Federal R&D tax credit extension	—		(0.07	)(10)
Estimated 2013 adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP)	$ 0.88 - $ 0.90		$ 3.70 - $ 3.73

(5)	The Company's above estimated 2013 adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP) excludes the impact of after-tax charges expected to be recognized related to ongoing business restructuring actions.
(6)	The Company's above estimated 2013 adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP) excludes the impact of after-tax charges expected to be recognized related to transaction costs, acquired inventory step-up amortization expense and other acquisition-related costs, including a loss on a previously held cost investment.
(7)	The Company's above estimated 2013 adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP) excludes the impact of after-tax charges recognized related to a license dispute settlement charge recognized in the second quarter of 2013.
(8)	The Company's above estimated 2013 adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP) excludes the impact of after-tax charges recognized related to intangible asset impairment charges recognized in the second quarter of 2013.
(9)	The Company's above estimated 2013 adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP) excludes the impact of after-tax expense recognized in the second quarter of 2013 related to debt retirement costs primarily associated with the make-whole provisions of long-term notes retired prior to their scheduled maturities.
(10)	The federal research and development tax credit was extended in 2013 retroactive to the beginning of the 2012 fiscal year. The Company's above estimated 2013 adjusted diluted net earnings per share attributable to St. Jude Medical, Inc. (Non-GAAP) excludes the tax benefit related to fiscal year 2012 recognized in the first quarter of 2013.